UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 24, 2004
Date of Report (date of earliest event reported)

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue
Suite 440
Portland, Oregon 97239-4254

(Address of principal executive offices)

(503) 417-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06   MATERIAL IMPAIRMENTS

On September 24, 2004, Precision Castparts Corp. entered into agreements to sell the pump business and the majority of the valve business of its Fluid Management Products segment, with the exception of the E/One sewer and detection system operation, and decided to transfer all remaining pump and valve businesses other than E/One to discontinued operations and to market them for sale.

As a result of the transactions and transfers to discontinued operations, the Company will incur an impairment charge.  The Company estimates that an after-tax impairment charge, including disposition costs, of approximately $245.0 million, or $3.70 per share (diluted) will be taken in the second quarter of fiscal 2005.  Approximately $240.0 million of this charge is non-cash.

The Company agreed to sell its pump businesses to Sulzer Pumps Ltd. in a cash transaction valued at approximately $36.0 million.  This transaction is expected to close in the third quarter of the current fiscal year.  The Company agreed to sell the majority of its valve businesses to Cooper Cameron Corporation in a cash transaction valued at approximately $80.0 million.  This transaction is expected to close by the end of calendar 2004.

From the second quarter of fiscal 2005 on, the Company will eliminate the Fluid Management Products segment and report its results in four segments: Investment Cast Products, Forged Products, Fastener Products and Industrial Products.

See the related Press Releases filed as Exhibits 99.1 and 99.2.

ITEM 7.01  REGULATION FD DISCLOSURE

On September 24, 2004, Precision Castparts Corp. issued a press release disclosing its expectations to meet or beat the current First Call consensus estimates of $0.81 per share from continuing operations for the second quarter of fiscal 2005 and $3.35 per share from continuing operations for the full year.  The Company also disclosed that the divestiture of the pumps and valves businesses referred to in Item 2.06 will significantly improve the Company’s overall operating margins.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information, including the exhibits attached hereto, in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise stated in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: September 30, 2004	By:	/s/ William D. Larsson
	Name:	William D. Larsson
	Title:	Senior Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release issued by Precision Castparts Corp. on September 24, 2004 announcing the sale of its pump business to Sulzer Pumps Ltd. and confirming earnings outlook.
Exhibit 99.2	Press release issued by Precision Castparts Corp. on September 24, 2004 announcing the sale of the majority of its valve business to Cooper Cameron Corporation.